Exhibit 10.75


                               PNM RESOURCES, INC.
                             EXECUTIVE SAVINGS PLAN

                  (Restatement and Amendment, January 1, 2004)





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                               PNM RESOURCES, INC.
                             EXECUTIVE SAVINGS PLAN

         The Public Service Company of New Mexico Executive Savings Plan (the "Plan") was originally effective as of July 1, 1998. PNM Resources, Inc. (the "Company") became the parent holding company for Public Service Company of New Mexico as of December 31, 2001. Effective as of November 27, 2002, the Company assumed the sponsorship of the Plan and renamed it the "PNM Resources, Inc. Executive Savings Plan." Most recently, the Plan was amended and restated in its entirety, effective as of January 1, 2003.

         The Plan is maintained for the purpose of permitting certain key employees of the Company and its affiliates who participate in the PNM Resources, Inc. Retirement Savings Plan (the "RSP") to defer compensation and receive credits under this Plan without reference to the limitations on contributions in the RSP or those imposed by the Internal Revenue Code of 1986, as amended. By this document, the Company amends and restates the Plan in its entirety, effective as of January 1, 2004.

ARTICLE I
                                   DEFINITIONS

         When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article I. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article I, unless a clearly different meaning is required by the context in which the word or phrase is used or the word or phrase is defined for a limited purpose elsewhere in this Plan document:

                  1.1 "Benefits Department" means the organizational unit of the Company with responsibility for administering benefit programs.

                  1.2 "Board" means the Board of Directors of the Company, or any authorized committee of the Board.

                  1.3 "Change in Control" shall have the meaning ascribed to that term in the Employee Retention Plan.

                  1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                  1.5 "Committee" means the committee appointed pursuant to
Section 6.1 (Appointment of Committee) to assume certain designated responsibilities in connection with the Plan.

                  1.6 "Company" means PNM Resources, Inc., or any affiliate of the Company that is authorized by the Board of Directors to adopt the Plan and which has adopted the Plan, and, to the extent provided in Section 8.8 (Successors) below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company. Affiliates that adopted the Plan prior to the

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assumption of the sponsorship of the Plan by the Company, including Public
Service Company of New Mexico, shall continue to participate in the Plan.

                  1.7 "Company Stock" means common stock issued by the Company.

                  1.8 "Company Stock Fund" means the hypothetical Investment Fund described in Section 4.3 (Special Company Stock Fund Provisions).

                  1.9 "Compensation" for purposes of determining the Matching and Standard Credits, means the Participant's base salary and other elements of compensation that are considered under the RSP (as it may be amended from time to time) for purposes of calculating the Participant's RSP Employer and Matching Contributions, respectively. For purposes of determining the amount of a Participant's permissible Supplemental Deferrals, "Compensation" means the Participant's base salary and other elements of compensation that are considered under the RSP (as it may be amended from time to time) for purposes of calculating the Participant's RSP pre-tax contributions.

                  1.10 "Discretionary Credit Account" means the account maintained under the Plan to record the amounts credited to a Participant in accordance with Section 3.4 (Discretionary Credits).

                  1.11 "Discretionary Credits" means the Discretionary Credits allocated to a Participant's Discretionary Credit Account in accordance with
Section 3.4 (Discretionary Credits).

                  1.12 "Distribution Election Form" means the election form by which a Participant elects the manner in which his Accounts shall be distributed pursuant to Section 5.2 (Form of Distribution).

                  1.13 "Employee Retention Plan" means the PNM Resources, Inc. Employee Retention Plan, as it may be amended or replaced from time to time.

                  1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  1.15 "Investment Fund" means the hypothetical investment fund or funds established by the Plan Administrator pursuant to Article IV (Investment of Accounts).

                  1.16 "Matching Credit Account" means the account maintained under the Plan to record the amounts credited to a Participant in accordance with Section 3.3(a) (Matching and Standard Credits - Matching Credit).

                  1.17 "Matching Credits" means the Matching Credits allocated to a Participant's Matching Credit Account in accordance with Section 3.3(a) (Matching and Standard Credits - Matching Credit).

                  1.18 "Normal Retirement Date" means the date on which a Participant attains the age of 62 years.

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                  1.19 "Participant" means an employee of the Company or any affiliate who has been designated or selected for participation in the Plan pursuant to Section 2.2 (Selection of Participants) and to whom or with respect to whom amounts may be credited under the Plan.

                  1.20 "Plan" means the PNM Resources, Inc. Executive Savings Plan, as set forth herein.

                  1.21 "Plan Administrator" means the Company. Any action to be taken by the Plan Administrator may be taken by the Company's senior human resources officer. In addition, the Company's senior human resources officer may delegate such authority to the Benefits Department.

                  1.22 "Plan Year" means the calendar year.

                  1.23 "Recordkeeper" means the entity selected by the Company to keep Plan records and to adjust Accounts pursuant to Section 4.1 (Adjustment of Accounts) of the Plan.

                  1.24 "RSP" means the PNM Resources, Inc. Retirement Savings Plan, as it may be amended from time to time.

                  1.25 "RSP Employer Contribution" means the discretionary contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the RSP in any Plan Year.

                  1.26 "Standard Credit Account" means the account maintained under the Plan to record the amounts credited to a Participant in accordance with Section 3.3(b) (Matching and Standard Credits - Standard Credit).

                  1.27 "Standard Credits" means the Standard Credits allocated to a Participant's Standard Credit Account in accordance with Section 3.3(b) (Matching and Standard Credits - Standard Credit).

                  1.28 "Supplemental Deferral Account" means the account maintained under the Plan to record amounts deferred under Section 3.2 (Supplemental Deferrals) of the Plan.

                  1.29 "Supplemental Deferral Agreement" means the written deferral agreement described in Section 3.1 (Supplemental Deferral Agreement) that is entered into by a Participant with the Company pursuant to this Plan.

                  1.30 "Supplemental Deferrals" means the deferrals made by a Participant in accordance with Section 3.2 (Supplemental Deferrals).

                  1.31 "Valuation Date" shall mean each business day of the Plan Year.

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                                   ARTICLE II
                       ELIGIBILITY; ADOPTION BY AFFILIATES

                  2.1 The Eligible Class. The purpose of the Plan is to provide deferred compensation to a select group of management or highly compensated employees. This group of eligible employees is sometimes referred to as the "top hat group."

                  2.2 Selection of Participants. Any employees of the Company or an adopting affiliate who are Participants in the Plan on the date of adoption of this amended and restated Plan document will continue as such, subject to the provisions of Section 2.3 (Discontinuance of Participation). Effective January 1, 2002, any employee who is classified as an "officer" of the Company or an adopting affiliate shall be a Participant. For this purpose, an "officer" is someone who occupies the position of Vice President or higher. The Plan Administrator, in the exercise of its discretion, and with the concurrence of the Company and/or its Board of Directors, may select as Participants any other employees of the Company or an adopting affiliate who the Plan Administrator concludes, in the exercise of its discretion, are properly included in the top hat group. As noted in Section 2.1 (The Eligible Class), this Plan is intended to provide benefits only to members of the top hat group. The Company has determined that all of the current officers are properly includible in the top hat group.

                  2.3 Discontinuance of Participation. As a general rule, once an individual is a Participant, he will continue as such for all future Plan Years until his retirement or other termination of employment. The Plan Administrator shall discontinue an individual's participation in the Plan if the Plan Administrator concludes, in the exercise of its discretion, that the individual is no longer properly included in the top hat group. If an individual's participation is discontinued, the individual will no longer be eligible to make deferrals or receive credits under this Plan. The individual will not be entitled to receive a distribution, however, until the termination of his employment, unless the Plan Administrator, in the exercise of its discretion, directs that a distribution be made as of an earlier date, in which case the individual's Accounts shall be distributed on the same basis as if the individual's employment had been terminated. The Participant's Accounts will continue to be adjusted to reflect hypothetical investment earnings or losses in accordance with Section 4.1 (Adjustment of Accounts) until the Accounts are distributed.

                  2.4 Adoption by Affiliates. An employee of an affiliate may not become a Participant in the Plan unless the affiliate has previously adopted the Plan. An affiliate of the Company may adopt this Plan only with the approval of the Board. By adopting this Plan, the affiliate shall be deemed to have agreed to assume the obligations and liabilities imposed upon it by this Plan, agreed to comply with all of the other terms and provisions of this Plan, delegated to the Plan Administrator, the Benefits Department, and the Committee the power and responsibility to administer this Plan with respect to the affiliate's employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the affiliate's employees.

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                                  ARTICLE III
                              DEFERRALS AND CREDITS

                  3.1 Supplemental Deferral Agreement. In order to make Supplemental Deferrals, a Participant must execute a Supplemental Deferral Agreement in the form prescribed by the Benefits Department from time to time. In the Supplemental Deferral Agreement, the Participant shall agree to reduce his Compensation in exchange for a Supplemental Deferral in the same amount. The Supplemental Deferral Agreement shall be delivered to the Benefits Department by the time specified in Section 3.2(b) (Supplemental Deferrals - Timing of Elections).

                  3.2 Supplemental Deferrals.

                      (a) Amount. Any Participant may elect to defer, pursuant to a Supplemental Deferral Agreement, the receipt of all or any portion (designated in whole percentages) of the Compensation otherwise payable to him or her by the Company or an adopting affiliate in any Plan Year. The amount deferred pursuant to this paragraph (a) shall be allocated to the Supplemental Deferral Account maintained for the Participant for such Plan Year.

                      (b) Timing of Elections. As a general rule, the Supplemental Deferral Agreement shall be signed by the Participant and delivered to the Benefits Department prior to January 1 of the Plan Year in which the Compensation to be deferred is otherwise payable to the Participant. The Supplemental Deferral Agreement will indicate whether it is to be effective for a single Plan Year or will remain in effect until properly changed by the Participant. For the Plan Year in which a Participant first becomes eligible to participate in the Plan, the Participant may elect to make Supplemental Deferrals from Compensation otherwise payable in the future during the then current Plan Year by signing and delivering a Supplemental Deferral Agreement within 30 days after the date on which he or she is notified by the Benefits Department that he or she is eligible to participate. Subject to the following, an election made by a Participant shall be irrevocable with respect to the Plan Year covered by the election. One time per Plan Year, a Participant may modify or revoke the election effective for the subsequent calendar quarters of the Plan Year by delivering to the Benefits Department a written instrument prior to the first day of the next calendar quarter of the Plan Year (i.e., April 1, July 1, or October 1) for which such modification or revocation is to be effective. Notwithstanding the foregoing sentence, the elections contained in a Supplemental Deferral Agreement shall be irrevocable for the Plan Year covered by the election for purposes of the election to defer Compensation attributable to annual bonuses, awards, or incentive compensation paid to a Participant.

                  3.3 Matching and Standard Credits. Each Plan Year (or more frequently), the Recordkeeper shall allocate Matching and Standard Credits to the Participant's Matching Credit Account and Standard Credit Account.

                      (a) Matching Credit. The Matching Credit shall be in an amount equal to 75% of the first six percent of Compensation deferred by the Participant to the Plan pursuant to a Supplemental Deferral Agreement. A Participant shall be eligible to receive a Matching Credit under this Plan only if such Participant has met the service requirements necessary to receive matching contributions under the terms of the RSP.

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                      (b) Standard Credit. The Standard Credit shall equal (i)
the RSP Employer Contribution that would have been made on the Participant's behalf to the RSP for the Plan Year if the contributions were not limited by the Code (including, particularly, the limitations imposed by Sections 401(a)(17) and 415 of the Code), reduced by (ii) the RSP Employer Contribution actually made to the RSP on behalf of the Participant in the Plan Year.

                  3.4 Discretionary Credits. In its sole and absolute discretion, the Human Resources and Compensation Committee may instruct the Recordkeeper to allocate Discretionary Employer Credits to a Participant's Discretionary Credit Account at any time during a Plan Year in any amount that the Human Resources and Compensation Committee deems appropriate.

                  3.5 Termination During the Plan Year. A Participant need not be employed by the Company on the last day of the Plan Year in order to receive the credits called for by this Article III (Deferrals and Credits).

                  3.6 Benefits Not Contingent. Deferrals and credits for any Participant under this Plan are not increased or decreased to the extent a Participant makes or does not make deferrals under the RSP.

                  3.7 Allocation Among Affiliates. Each affiliate that participates in the Plan shall bear the costs and expenses of providing benefits accrued by its employee-Participants during periods while they are employed by that affiliate. Such costs and expenses shall be allocated among the participating affiliates in accordance with (a) agreements entered into between the Company and any participating affiliate, or (b) in the absence of such an agreement, procedures adopted by the Company.

                                   ARTICLE IV
                             INVESTMENT OF ACCOUNTS

                  4.1 Adjustment of Accounts. Except as otherwise provided elsewhere in the Plan, as of each Valuation Date, each Participant's Accounts will be adjusted to reflect deferrals and credits under Article III (Deferrals and Credits) and the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 4.2(b) (Investment Direction - Participant Directions). The rate of return will be determined by the Recordkeeper pursuant to Section 4.2(f) (Investment Direction - Rate of Return) and will be credited or charged in accordance with written policies applied to all Participants. While the Accounts will be adjusted as of each Valuation Date, the Recordkeeper shall only post the adjustments as of the last business day of each month.

                  4.2 Investment Direction.

                      (a) Investment Funds. Each Participant may direct the hypothetical investment of amounts credited to his Accounts in one or more of the Investment Funds. The Investment Funds shall include a Company Stock Fund and such other investment funds as may be available under the RSP. The Investment Funds may be changed from time to time by the Company's Corporate Investment Committee, in its discretion.

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                      (b) Participant Directions. Upon becoming a Participant in the Plan, each Participant may direct that all of the amounts attributable to his Accounts be invested in a single Investment Fund or may direct that fractional (percentage) increments of his Accounts be invested in such fund or funds as he shall desire in accordance with such procedures as may be established by the Company's Corporate Investment Committee. Unless such committee prescribes otherwise, such procedures shall mirror the procedures established under the RSP for participant investment direction. A Participant's ability to direct investments into or out of the Company Stock Fund shall be subject to such procedures as the Company's General Counsel (or his delegate) may prescribe from time to time to assure compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and other applicable requirements. Such procedures also may limit or restrict a Participant's ability to make (or modify previously made) elections.

                      (c) Changes and Intra-Fund Transfers. Participant investment directions may be changed, and amounts may be transferred from one hypothetical Investment Fund to another, in accordance with the procedures established by the Company's Corporate Investment Committee (or, in the case of the Company Stock Fund, the Company's General Counsel) pursuant to Section 4.2(b) (Investment Direction - Participant Directions). The designation will continue until changed by the timely submission of a new designation.

                      (d) Default Selection. In the absence of any designation, a Participant will be deemed to have directed the investment of his Accounts in such Investment Funds as the Company's Corporate Investment Committee, in its sole and absolute discretion, shall determine.

                      (e) Impact of Election. The Participant's selection of Investment Funds shall serve only as a measurement of the value of the Participant's Accounts pursuant to Section 4.1 (Adjustment of Accounts) and this
Section 4.2 and neither the Company nor the Committee are required to actually invest a Participant's Accounts in accordance with the Participant's selections.

                      (f) Rate of Return. Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the Accounts were invested in the hypothetical Investment Funds selected by the Participants in accordance with this Section 4.2 and charged with any and all reasonable expenses related to the administration of the Plan including, but not limited to, the reasonable expenses of carrying out the hypothetical investment directions related to each account. The earnings and losses determined by the Recordkeeper in good faith and in its discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant's beneficiary and all parties claiming through them.

                      (g) Charges. The Committee may direct the Recordkeeper to charge each Participant's Accounts for the reasonable expenses of carrying out investment instructions directly related to such Accounts.

                  4.3 Special Company Stock Fund Provisions.

                      (a) General. A Participant's interest in the Company Stock Fund shall be expressed in whole and fractional hypothetical units of the

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Company Stock Fund. As a general matter, the Company Stock Fund shall track an investment in Company Stock in the same manner as the RSP's company stock fund. Accordingly, the value of a unit in the Plan's Company Stock Fund shall be the same as the value of a unit in the RSP's company stock fund.


                      (b) Dividends and Stock Splits. If a cash dividend is declared on Company Stock, the hypothetical equivalent cash dividends attributable to the notional shares held in the Company Stock Fund shall be "reinvested" into the Company Stock Fund. If a stock dividend or share split is declared with respect to Company Stock, a hypothetical equivalent stock dividend or stock split attributable to the notional shares held in the Company Stock Fund, or any hypothetical securities issued with respect to the Company Stock Fund shall be allocated to the Company Stock Fund. All such hypothetical dividends (cash or stock) or stock splits shall be reflected appropriately in the Participant's Accounts.

                  4.4 Compliance with Securities Laws. Any election by a Participant to hypothetically invest any amount in the Company Stock Fund, and any elections to transfer amounts from or to the Company Stock Fund to or from any other Investment Fund, shall be subject to all applicable securities law requirements, including but not limited to Rule 16b-3 promulgated by the Securities Exchange Commission. To the extent that any election violates any securities law requirement, the election shall be void.

                                   ARTICLE V
                                  DISTRIBUTIONS

                  5.1 Right to Receive Distribution. Following a Participant's termination of employment for any reason, the Participant's interest in this Plan will be distributed to the Participant at the time and in the manner provided in Sections 5.4 (Timing of Distribution) and 5.2 (Form of Distribution). A transfer of a Participant from the Company to an affiliate that is authorized by the Board of Directors to adopt the Plan and that has adopted the Plan shall not be deemed a termination and such transfer shall not trigger a distribution of benefits under this Plan.

                  5.2 Form of Distribution.

                      (a) Company Stock Fund. Subject to Section 5.2(c) (Form of Distribution - Limitations on Distributions and Intra-Fund Transfers), the portion of a Participant's Accounts that is allocated to the Company Stock Fund shall be distributed in a single lump sum cash payment or in whole shares of Company Stock (with fractional shares paid for in cash) as elected by the Participant. The election to receive cash or Company Stock shall be made at the time and in the manner provided in the form prescribed by the Benefits Department from time to time for that purpose. Any election made by a Participant pursuant to this Section with respect to a distribution from the Company Stock Fund shall be subject to all applicable securities law requirements, including but not limited to, Rule 16b-3. Any election that may not be implemented due to the lack of any available exemption shall be void. The Benefits Department may then make the distribution in any fashion that will not result in a violation of any applicable securities law requirements. The Benefits Department also may delay the distribution if necessary. An exemption to the securities law requirements that is only available with the prior approval of the Board, the shareholders, or some other individual or individuals, shall not be considered to be available unless such approval is actually granted in a timely manner.

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                      (b) Non-Company Stock Investment Funds. Subject to Section
5.2(c) (Form of Distribution - Limitations on Distributions and Intra-Fund Transfers), the portion of a Participant's Accounts that is not allocated to the Company Stock Fund shall be distributed in cash in a single lump sum payment, installments, or in the form of an annuity. Installments and annuity distributions shall be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time. The method of payment shall be selected by the Participant in the initial Distribution Election Form (which may be contained in a Supplemental Deferral Agreement) submitted by the Participant to the Benefits Department on entry into the Plan or following the adoption of this amended and restated Plan, whichever is later. A Participant may change his distribution election by filing a new Distribution Election Form with the Benefits Department. A revised Distribution Election Form will be honored only if at least one year elapses between (1) the date on which such new Distribution Election Form is filed with the Benefits Department and (2) the date on which the Participant terminates employment with the Company. If a revised Distribution Election Form is not honored because it was not timely filed, distributions shall be made pursuant to the most recent Distribution Election Form filed by the Participant at least one year prior to the Participant's termination. If no valid Distribution Election Form exists (or if the only valid form was filed within the one year period described above), the Participant's Accounts will be distributed in a single lump sum.

                      (c) Limitations on Distributions and Intra-Fund Transfers. Amounts transferred pursuant to Section 4.2(c) (Investment Direction - Changes and Intra-Fund Transfers) to or from the Company Stock Fund shall, for a one-year period, continue to be subject to the distribution elections applicable to such amounts (as adjusted for earnings or losses) pursuant to Sections 5.2(a) (Form of Distribution - Company Stock Fund) and 5.2(b) (Form of Distribution - Non-Company Stock Investment Funds) as if no transfer had taken place. For example, if a Participant transfers $25,000 to the Company Stock Fund from other Investment Funds on January 1, 2004, then that transferred $25,000, as adjusted for subsequent earnings or losses, shall continue to be distributable in cash pursuant to the distribution method elected pursuant to Section 5.2(b) until January 1, 2005. If the Participant had transferred $25,000 from the Company Stock Fund into the other Investment Funds, then the transferred amount, as adjusted for subsequent earnings or losses, could be distributable in cash in the form of a lump sum pursuant to Section 5.2(a) (Form of Distribution - Company Stock Fund) until January 1, 2005. Only amounts actually invested in the Company Stock Fund, for the requisite one-year period, however, may be distributable in Company Stock.

                  5.3 Amount of Distribution. The amount distributed to a Participant shall equal the sum of the amounts credited to the Participant's Accounts as of the quarterly Valuation Date next following the Participant's termination of employment. For purposes of this Plan, a "quarterly Valuation Date" is a Valuation Date that coincides with the last business day of a calendar quarter. Amounts invested in the Company Stock Fund that are distributed in cash shall be valued at the fair market value of the Company Stock on the relevant Valuation Date. Similarly, amounts that are distributed in the form of Company Stock shall be valued at the fair market value of the Company Stock on the relevant Valuation Date.

                  5.4 Timing of Distribution. As a general rule, funds will be distributed within an administratively reasonable period of time (generally ten working days) following the appropriate quarterly Valuation Date, unless prohibited by the Company's cash position.

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                  5.5 Accelerated Withdrawals. A Participant who is a current employee may elect to receive an accelerated withdrawal of the entire portion of his Accounts that is subject to accelerated withdrawal pursuant to Section 5.5(a) (Accelerated Withdrawals - Amount of Withdrawal) by filing a written election with the Benefits Department. Only one accelerated withdrawal may be elected during any 12-month period. Accelerated withdrawals of amounts allocated to the Company Stock Fund may be limited as described in paragraph (a). Participants who have terminated employment, regardless of whether they have elected or begun receiving installment or annuity payments pursuant to Section 4.2(b) (Investment Direction - Participant Directions), may not elect to receive an accelerated withdrawal.

                      (a) Amount of Withdrawal. An accelerated withdrawal pursuant to this Section 5.5 shall be limited to the lesser of (1) 50% of the value of the Participant's Accounts, including any amounts invested in the Company Stock Fund, or (2) the amount that may be charged against the Participant's Accounts pursuant to Section 5.5(d) (Accelerated Withdrawals - Allocation of Amount Withdrawn and Forfeiture). For purposes of determining the amount to be distributed, the Participant's Accounts shall be valued as of the effective date of the withdrawal and shall be paid as soon as reasonably possible thereafter.

                      (b) Forfeiture. A Participant who elects an accelerated withdrawal pursuant to this Section 5.5 shall forfeit an amount equal to 10% of the amount withdrawn as of the day on which the accelerated withdrawal is distributed to the Participant.

                      (c) Suspension of Participation. Any Participant who elects to receive an accelerated withdrawal pursuant to this Section 5.5 shall be suspended from making Supplemental Deferrals or receiving Supplemental Matching or Employer Credits for 12 months from the date that the accelerated withdrawal is paid to the Participant. Upon expiration of the 12-month suspension period, the Participant shall be permitted to execute a new Supplemental Deferral Agreement pursuant to Section 3.2(b) (Supplemental Deferrals - Timing of Elections) and to begin making Supplemental Deferrals as of the first day of the first payroll period in any subsequent calendar quarter of the Plan Year.

                      (d) Allocation of Amount Withdrawn and Forfeiture. The amount withdrawn and any forfeiture will be charged to the Participant's Accounts in accordance with such procedures as may be adopted from time to time by the Plan Administrator. Withdrawals from the Company Stock Fund, however, shall be subject to such procedures as the Company's General Counsel (or his delegate) may prescribe from time to time to assure compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and other applicable securities law requirements. If the Participant is unable, pursuant to the preceding sentence, to withdraw amounts invested in the Company Stock Fund, then (1) no portion of the withdrawal or forfeiture will be charged against the amount allocated to the Company Stock Fund, and (2) the withdrawal and forfeiture shall be limited to the amount of the Participant's Accounts that are invested in Investment Funds other than the Company Stock Fund.

                  5.6 Beneficiary Designation. If a Participant should die before receiving a full distribution of his or her Accounts, distribution shall be made to the beneficiary designated by the Participant. If a Participant has

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not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's Accounts under the RSP. The distributions made under this Plan shall be made in a lump sum.

                  5.7 Withholding. All distributions will be subject to all applicable tax and withholding requirements.

                  5.8 Deductibility. All amounts distributed from the Plan are intended to be deductible by the Company or the appropriate adopting affiliate. If all or any portion of a distribution will not be deductible, the payment of the nondeductible portion will be postponed until the first year in which it may be deducted. The distribution will be made during the first 60 days of such year. The unpaid amounts will continue to be adjusted pursuant to Article IV (Investment of Accounts) until the Accounts have been distributed.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

                  6.1 Appointment of Committee. The Company's Benefits Governance Committee, referred to in this Plan as the "Committee," shall have authority to administer the Plan. The Committee shall consist of such members as may be appointed by the Company. The Company may remove any member of the Committee at any time and a member may resign by written notice to the Company. Any vacancy in the membership of the Committee shall be filled by appointment made by the Company, but pending the filling of such vacancy the existing members of the Committee may act hereunder as though they alone constitute the full Committee. The Company may delegate its authority under this Section 6.1 to the Company's Chief Executive Officer.

                  6.2 Majority Rule and Delegation of Ministerial Acts. Any and all acts and decisions of the Committee shall, if there is more than one member, be by at least a majority of the current members, but the Committee may delegate to any one or more of its members or any other person the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event any other person may accept such notice, document or act without question as having been authorized by the Committee. If the majority of the current members of the Committee are unable to agree to an act or decision, the Committee shall seek instructions from the Company.

                  6.3 Meetings. The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the current members shall be sufficient. The Committee shall maintain adequate records of its decisions and those records shall be subject to inspection by the Company. Also, the Committee may designate one of its members as Chairman, and one of its members as Secretary, and may establish policies and procedures governing it so long as the same are not inconsistent with the terms of this Plan.

                  6.4 General Powers and Duties.

                      (a) General. The Committee shall perform the duties and exercise the powers and discretion given to it in this Plan document and its decisions and actions shall be final and conclusive as to all persons affected thereby. The Company and the adopting affiliates shall furnish the Committee with all data and information that the Committee may reasonably require in order to perform its functions. The Committee may rely without question upon any such data or information.

                      (b) Disputes. Any and all disputes that may arise involving Participants or beneficiaries shall be referred to the Committee and its decision shall be final. Furthermore, if any question arises as to the meaning, interpretation or application of any provisions of this Plan, the decision of the Committee shall be final.

                      (c) Conflicts of Interests. Notwithstanding any other provision of this Plan, during any period in which two or more Committee members are acting, no member of the Committee shall vote or act as a member of the Committee upon any matter involving the member's own rights, benefits or other participation hereunder. If a member of the Committee is recused pursuant to the preceding sentence, then the remaining Committee members may act as if they alone constitute the full Committee.

                      (d) Agents. The Committee may engage agents, including actuaries, to assist it and may engage legal counsel who may be counsel for the Company. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of such counsel, including written opinions or certificates of any agent, counsel, actuary or physician.

                      (e) Insurance. At the Committee's request, the Company shall purchase liability insurance to cover the members of the Committee in their activities as the Committee.

                      (f) Allocations. The Committee is given specific authority to allocate and revoke responsibilities among its members. When the Committee has allocated authority pursuant to this paragraph, the Committee is not to be liable for the acts or omissions of the party to whom such responsibility has been allocated.

                      (g) Records. The Benefits Department shall supervise the establishment and maintenance of records by the Recordkeeper, the Company and each adopting affiliate containing all relevant data pertaining to any person affected hereby and his or her rights under this Plan. In addition, the Committee may, in its discretion, establish a system for complete or partial electronic administration of the Plan and may replace any written documents described in this Plan with electronic counterparts as it deems appropriate.

                      (h) Interpretations. The Committee, in its sole discretion, shall interpret and construe the provisions of the Plan (and any underlying documents or policies).

                      (i) Accounts. The Committee (or Recordkeeper, as appropriate) shall combine the various Accounts of a Participant if it deems such action appropriate. Furthermore, the Committee (or Recordkeeper, as appropriate) shall divide a Participant's Accounts into sub-accounts if it deems such action appropriate.

         The foregoing list of powers and duties is not intended to be exhaustive, and the Committee shall, in addition, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan, unless such powers or duties are assigned to another pursuant to the provisions of the Plan.

                  6.5 Claims.

                      (a) Initial Claim. A claim for benefits by a Participant, beneficiary or any other person (all of whom are referred to in this Section as a "Claimant") under this Plan must be submitted to the Benefits Department. The Benefits Department will notify the Claimant of the disposition of the claim within ninety (90) days after the request is filed with the Benefits Department. The Benefits Department may have an additional period of up to ninety (90) days to decide the claim if the Benefits Department determines that special circumstances require an extension of time to decide the claim and the Benefits Department advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim. If, following the review, the claim is denied, in whole or in part, the notice of disposition shall set forth:

                          (1) the specific reason(s) for denial of the claim;

                          (2) reference to the specific Plan provisions upon
which the determination is based;

                          (3) a description of any additional material or
information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

                          (4) an explanation of the Plan's appeal procedures,
and an explanation of the time limits applicable to the Plan's appeal procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

                      (b) Appeal of Adverse Benefit Determination.

                          (1) Within sixty (60) days after receiving the written
notice of the disposition of the claim described in paragraph (a), the Claimant, or the Claimant's authorized representative, may appeal such denied claim. The Claimant may submit a written statement of his claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim to the Committee. The Committee shall have the right to request of and receive from the Claimant such additional information, documents or other evidence as the Committee may reasonably require. If the Claimant does not request an appeal of the denied claim within sixty (60) days after receiving written notice of the disposition of the claim as described in paragraph (a), the Claimant shall be deemed to have accepted the disposition of the claim and such written disposition will be final and binding on the Claimant and anyone claiming benefits through the Claimant, unless the Claimant shall have been physically or mentally incapacitated so as to be unable to request review within the sixty (60) day period. The appeal shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such documents, records or other information were submitted or considered in the initial benefit determination or the initial review.

                          (2) A decision on appeal to the Committee shall be
rendered in writing by the Committee ordinarily not later than sixty (60) days after the Claimant requests review. A written copy of the decision shall be delivered to the Claimant. If special circumstances require an extension of the ordinary period, the Committee shall so notify the Claimant of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Committee expects to render a decision. Any such extension shall not extend beyond sixty (60) days after the ordinary period. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the provisions of paragraph (b)(1) above, without regard to whether all the information necessary to make a decision on appeal accompanies the filing.

                  If the appeal to the Committee is denied, in whole or in part, the decision on appeal referred to in the first sentence of this paragraph (2) shall set forth:

                               (i) the specific reason(s) for denial of the
claim;

                               (ii) reference to the specific Plan provisions
upon which the denial is based;

                               (iii) a statement that the Claimant is entitled
to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                               (iv) a statement of the Claimant's right to bring
a civil action under Section 502(a) of ERISA.

                      (c) Right to Examine Plan Documents and to Submit Materials. In connection with the determination of a claim, or in connection with review of a denied claim or appeal pursuant to this Section 6.5, the Claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit written comments, documents, records and other information relating to the claim for benefits. The Claimant also will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits with such relevance to be determined in accordance with Section 6.5(d) (Claims - Relevance).

                      (d) Relevance. For purpose of this Section 6.5, documents, records, or other information shall be considered "relevant" to a Claimant's claim for benefits if such documents, records or other information:

                          (1) were relied upon in making the benefit
determination;

                          (2) were submitted, considered, or generated in the
course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination; or

                          (3) demonstrate compliance with the administrative
processes and safeguards required pursuant to this Section 6.5 regarding the making of the benefit determination.

                      (e) Decisions Final; Procedures Mandatory. To the extent permitted by law, a decision on review or appeal shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section 6.5 shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

                      (f) Time For Filing Legal Or Equitable Action. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two years from the date the written copy of the Committee's decision on review is delivered to the Claimant in accordance with Section 6.5(b) (Claims - Appeal of Adverse Benefit Determination).

                                  ARTICLE VII
                            AMENDMENT OR TERMINATION

                  7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board (or its delegate) and shall be effective as of the date of such resolution.

                  7.2 Effect of Amendment or Termination. Any amendment or termination of this Plan shall apply prospectively only and shall not directly or indirectly reduce the balance of any Plan account as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant's Supplemental Deferral Account, Matching Credit Account, Standard Credit Account and Discretionary Credit Account shall be made to the Participant or his or her beneficiary in the manner and at the time described in Article V (Distributions) of the Plan. No additional credits of Supplemental Deferrals Matching, Standard or Discretionary Credits shall be made to the Accounts of a Participant after termination of the Plan, but the Company may continue to credit or charge gains and losses to such Accounts, until the balance of such Accounts has been fully distributed to the Participant or his beneficiary.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  8.1 Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his or her designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to a Participant's Accounts shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. Nothing in this

Section shall preclude the Company from establishing a "Rabbi Trust," but the assets in the Rabbi Trust must be available to pay the claims of the Company's general creditors in the event of the Company's insolvency.

                  8.2 Funding Upon A Change In Control. As a condition to the closing of any transaction that constitutes a Change in Control, the Company shall transfer to the trustee of a "Rabbi Trust" an amount equal to the aggregate value of all Participants' Accounts. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the initial sentence of this Section, the shortfall shall be transferred to the trustee immediately upon the discovery of such error.

                  8.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

                  8.4 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution from the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

                  8.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor shall any such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. This Section shall not preclude arrangements for the withholding of taxes from deferrals, credits, or benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

                  8.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of New Mexico, except to the extent preempted by ERISA.

                  8.7 Incapacity of Recipient. If the Benefits Department is served with a court order holding that a person entitled to a distribution under the Plan is incapable of personally receiving and giving a valid receipt for such distribution, the Benefits Department shall postpone payment until such time as a claim therefore shall have been made by a duly appointed guardian or other legal representative of such person. The Benefits Department is under no obligation to inquire or investigate as to the competency of any person entitled to a distribution. Any payment to an appointed guardian or other legal representative under this Section shall be a payment for the account of the incapacitated person and a complete discharge of any liability of the Company and the Plan therefore.

                  8.8 Successors. This Plan shall be binding upon the successors and assigns of the Company and upon the heirs, beneficiaries and personal representatives of the individuals who become Participants hereunder.

                  8.9 Unclaimed Benefit. Each Participant shall keep the Benefits Department informed of his or her current address and the current address of his or her designated beneficiary. The Benefits Department shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Benefits Department within three years after the date on which payment of the Participant's Supplemental Deferral and Supplemental Employer Accounts may first be made, payment may be made as though the Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the designated beneficiary of the Participant has not been located, then there shall be no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

                  8.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Benefits Department or the Committee, nor any individual acting as the Plan Administrator's, the Benefits Department's, the Committee's, or the Company's employee, agent, or representative shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

                  8.11 Headings for Convenience Only. The headings and subheadings of this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision herein.

                  8.12 Severability. If any provision of this Plan is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

                  8.13 Conflicts. If any person holds a position under this Plan through which he or she is charged with making a decision about his or her own (or any immediate family member's) Plan participation, including, without limitation, eligibility, account valuation, or investments, then such person shall be recused and the decision shall be made by the Committee.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the _29th_ day of December, 2003.


                                 PNM RESOURCES, INC.



                                 By:      /s/  Alice A. Cobb
                                    -------------------------------------------
                                    Its:      Senior Vice President,
                                    -------------------------------------------
                                              People Services & Development
                                    -------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I             DEFINITIONS............................................1

         1.1      "Benefits Department"......................................1

         1.2      "Board"....................................................1

         1.3      "Change in Control"........................................1

         1.4      "Code".....................................................1

         1.5      "Committee"................................................1

         1.6      "Company"..................................................1

         1.7      "Company Stock"............................................2

         1.8      "Company Stock Fund".......................................2

         1.9      "Compensation".............................................2

         1.10     "Discretionary Credit Account".............................2

         1.11     "Discretionary Credits"....................................2

         1.12     "Distribution Election Form"...............................2

         1.13     "Employee Retention Plan"..................................2

         1.14     "ERISA"....................................................2

         1.15     "Investment Fund"..........................................2

         1.16     "Matching Credit Account"..................................2

         1.17     "Matching Credits".........................................2

         1.18     "Normal Retirement Date"...................................2

         1.19     "Participant"..............................................3

         1.20     "Plan".....................................................3

         1.21     "Plan Administrator".......................................3

         1.22     "Plan Year"................................................3

         1.23     "Recordkeeper".............................................3

         1.24     "RSP"......................................................3

         1.25     "RSP Employer Contribution"................................3

         1.26     "Standard Credit Account"..................................3

         1.27     "Standard Credits".........................................3

         1.28     "Supplemental Deferral Account"............................3

         1.29     "Supplemental Deferral Agreement"..........................3

                               TABLE OF CONTENTS
                                  (Continued)


         1.30     "Supplemental Deferrals"...................................3

         1.31     "Valuation Date"...........................................3

ARTICLE II            ELIGIBILITY; ADOPTION BY AFFILIATES....................4

         2.1      The Eligible Class.........................................4

         2.2      Selection of Participants..................................4

         2.3      Discontinuance of Participation............................4

         2.4      Adoption by Affiliates.....................................4

ARTICLE III           DEFERRALS AND CREDITS..................................5

         3.1      Supplemental Deferral Agreement............................5

         3.2      Supplemental Deferrals.....................................5

         3.3      Matching and Standard Credits..............................5

         3.4      Discretionary Credits......................................6

         3.5      Termination During the Plan Year...........................6

         3.6      Benefits Not Contingent....................................6

         3.7      Allocation Among Affiliates................................6

ARTICLE IV            INVESTMENT OF ACCOUNTS.................................6

         4.1      Adjustment of Accounts.....................................6

         4.2      Investment Direction.......................................6

         4.3      Special Company Stock Fund Provisions......................7

         4.4      Compliance with Securities Laws............................8

ARTICLE V             DISTRIBUTIONS..........................................8

         5.1      Right to Receive Distribution..............................8

         5.2      Form of Distribution.......................................8

         5.3      Amount of Distribution.....................................9

         5.4      Timing of Distribution.....................................9

         5.5      Accelerated Withdrawals...................................10

         5.6      Beneficiary Designation...................................10

         5.7      Withholding...............................................11

         5.8      Deductibility.............................................11

                               TABLE OF CONTENTS
                                  (Continued)


ARTICLE VI            ADMINISTRATION OF THE PLAN............................11

         6.1      Appointment of Committee..................................11

         6.2      Majority Rule and Delegation of Ministerial Acts..........11

         6.3      Meetings..................................................11

         6.4      General Powers and Duties.................................11

         6.5      Claims....................................................13

ARTICLE VII           AMENDMENT OR TERMINATION..............................15

         7.1      Amendment or Termination..................................15

         7.2      Effect of Amendment or Termination........................15

ARTICLE VIII          GENERAL PROVISIONS....................................15

         8.1      Participant's Rights Unsecured............................15

         8.2      Funding Upon A Change In Control..........................16

         8.3      No Guaranty of Benefits...................................16

         8.4      No Enlargement of Employee Rights.........................16

         8.5      Spendthrift Provision.....................................16

         8.6      Applicable Law............................................16

         8.7      Incapacity of Recipient...................................16

         8.8      Successors................................................17

         8.9      Unclaimed Benefit.........................................17

         8.10     Limitations on Liability..................................17

         8.11     Headings for Convenience Only.............................17

         8.12     Severability..............................................17

         8.13     Conflicts.................................................17